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                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Hexcel Corporation on Form S-8 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Hexcel Corporation for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP
Oakland, California
July 10, 1997